MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU

(FOR BUREAU USE ONLY)              FILED              Date Received
                                 OCT 21 1996           Oct 21 1996

EFFECTIVE DATE:

CORPORATION IDENTIFICATION NUMBER          426-410


ARTICLE OF INCORPORATION

OF

NWS MICHIGAN, INC.


     These Articles of Incorporation are executed by the undersigned for the purpose of forming a profit corporation pursuant to the provisions of the Act 284, Public Acts of 1972, as amended.

ARTICLE I

     The name of the corporation is:  NWS MICHIGAN, INC.

ARTICLE II

     The purpose for which the corporation is formed is to engage in any activity within the purposes for which corporations may be famed under the Business Corporation Act of Michigan, as it may be amended from time to time.

ARTICLE III

     Total authorized shares: 60,000 Common Shares.

ARTICLE IV

         The address of the registered office is:
         400 Renaissance Center
         Detroit, Michigan  48243

     The mailing  address of the  registered  office if different than above is:
Same as above.

     The name of the resident agent at the registered office is: Barbara Kaye, Esq.

ARTICLE V

     The name and address of the incorporator is as follows:

     NAME                       RESIDENCE OR BUSINESS ADDRESS

     Barbara Kaye, Esq.         400 Renaissance Center
                                Detroit, Michigan  48243


ARTICLE VI

     To the full extent permitted by the Michigan Business Corporation Act or any other applicable laws presently or hereafter in effect, no director of the corporation shall be personally liable to the corporation or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the corporation. Any repeal or modification of this
Article VI shall not adversely affect any right or protection of a director of the corporation existing immediately prior to, or for or with respect to any acts or omissions occurring before, such repeal or modification.

ARTICLE VII

     Any action required or permitted by the Michigan Business Corporation Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if before or after the action, consents in writing, setting forth the action so taken are signed by the holders of the corporation's shares having not less that the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted.

ARTICLE VIII

     When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the State, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise, arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

     IN WITNESS WHEREOF, the undersigned, the incorporator of the above-named corporation has executed these Articles of Incorporation on this 18th day of October, 1996.


                                        /s/ Barbara Kaye
                                        ---------------------------------------
                                        Barbara Kaye, Esq.

Prepared by and after filing return to:

Barbara Kaye, Esq.
Dykema Gossett PLLC
400 Renaissance Center
Detroit, Michigan  48243